EXHIBIT 99.1

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PROVENA FOODS INC.

		For	Against	Abstain
SPECIAL MEETING OF SHAREHOLDERS December 14, 2006 This Proxy is Solicited on Behalf of the Board of Directors

1.      APPROVAL OF MERGER.  To adopt and approve the Agreement and Plan of Merger by and among Provena Foods Inc., Hormel Foods Corporation and Crumbles Acquisition Corp., dated as of September 6, 2006, pursuant to which Crumbles Acquisition Corp. will merge with and into Provena Foods Inc., and Provena Foods Inc. will survive as a wholly-owned subsidiary of Hormel Foods Corporation, and to approve the merger.

		☐	☐	☐

The undersigned, a shareholder of Provena Foods Inc., a California corporation, hereby appoints SANTO ZITO, THEODORE L. ARENA and RONALD A. PROVERA, or any of them, the proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote for the undersigned all the shares of Provena Foods Inc. common stock held of record on October 23, 2006, by the undersigned at the Special Meeting of Shareholders to be held on December 14, 2006 or any adjournment or postponement thereof.  Unless a contrary direction is indicated, this proxy will be voted for Proposal 1 and Proposal 2 as specifically described in the proxy statement.  If specific instructions are indicated, this proxy will be voted in accordance therewith.

	2. ADJOURNMENT. To adjourn or postpone the special meeting to solicit additional votes if there are not sufficient votes in favor of the first proposal.	For	Against	Abstain
		☐	☐	☐

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

PLEASE MARK BOX IF YOU PLAN TO ATTEND THE MEETING. ☐

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above

Note: Please sign exactly as your name or names appear on this Proxy; when shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such if the signer is a corporation please sign full corporate name by duly authorized officer, giving full title as such if signer is a partnership, please sign in partnership name by authorized person.

Detach above card, sign, date and mail in postage paid envelope provided.

PROVENA FOODS INC.

PLEASE ACT PROMPTLY
SIGN, DATE MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.